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Exhibit (a)(1)(xxv)

John (J.R.) Laffin
Direct: (416) 869-5289
E-mail: jrlaffin@stikeman.com

VIA SEDAR		July 24, 2015
TO:	The Ontario Securities Commission, as principal regulator
AND TO:
British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Autorité des marchés financiers
Nova Scotia Securities Commission
Financial and Consumer Services Commission (New Brunswick)
Office of the Superintendent of Securities (Prince Edward Island)
Office of the Superintendent of Securities Service Newfoundland and Labrador
Office of the Superintendent of Securities (Yukon Territory)
Northwest Territories Securities Office
Nunavut Securities Office

Dear Sirs/Mesdames:

Re:	Notice of Extension and Variation dated July 7, 2015 by Sprott Asset Management Gold Bid LP (the "Offeror") of its Offer to Purchase all of the issued and outstanding units of Central GoldTrust for consideration per GTU Unit consisting of units of Sprott Physical Gold Trust based on the relative Net Asset Value per unit of Sprott Physical Gold Trust and Central GoldTrust (the "Notice of Extension and Variation")
– SEDAR Project No. 02355128

            Further to the filing of the Notice of Extension and Variation dated July 7, 2015 (English and French) by the Offeror, please note the Notice of Extension and Variation has been amended and re-filed in order to correct a typographical error. The reference to "August 6, 2015" in item (a) of the paragraph immediately prior to "2. Other Amendments to the Original Offer and Circular" on page 1 has been corrected to "August 7, 2015". The amended Notice of Extension and Variation replaces the previously filed notice.

                                                                                                                Yours truly,

                                                                                                                (signed) "J.R. Laffin"

                                                                                                                John (J.R.) Laffin
Stikeman Elliott LLP

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

Neither this document nor the Original Offer and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, unitholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror's sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to unitholders in such jurisdiction.

Neither this document nor the Original Offer and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

July 7, 2015

NOTICE OF EXTENSION AND VARIATION
by
SPROTT ASSET MANAGEMENT GOLD BID LP
of its
OFFER TO PURCHASE
all of the issued and outstanding units of
CENTRAL GOLDTRUST
for consideration per GTU Unit consisting of units of

based on the relative Net Asset Value per unit
of Sprott Physical Gold Trust and Central GoldTrust
(as further described herein)

Sprott Asset Management Gold Bid LP (the "Offeror"), a limited partnership created under the laws of the Province of Ontario that is owned and controlled by Sprott Asset Management LP (the "Manager"), the manager of Sprott Physical Gold Trust, hereby gives notice that it is amending and extending its offer dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015 (together, the "Original Offer"), to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding units (the "GTU Units") of Central GoldTrust ("GTU"), other than any GTU Units held directly or indirectly by the Offeror, in order to extend the expiry time of the Original Offer to 5:00 p.m. (Toronto time) on August 7, 2015. The Original Offer, as amended and extended hereby, is referred to herein as the "Offer".

THE ORIGINAL OFFER HAS BEEN AMENDED AND EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON AUGUST 7, 2015 UNLESS FURTHER EXTENDED OR WITHDRAWN. SEE SECTION 1, "EXTENSION OF OFFER".

This Notice of Extension and Variation should be read in conjunction with the Original Offer and the take-over bid circular dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015 (the "Original Circular", and, together with the Original Offer, collectively referred to as the "Original Offer and Circular"), and the letter of transmittal that accompanied the Original Offer and Circular (the "Letter of Transmittal"). The Original Offer and Circular, as amended by this Notice of Extension and Variation, collectively constitute the "Offer and Circular". Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, as previously amended, continue to be applicable in all respects. All references to the "Offer" in the Original Offer and Circular and this Notice of Extension and Variation mean the Original Offer as amended hereby, and all references in such documents to the "Circular" or the "Offer and Circular" mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

GTU Unitholders who have validly deposited and not withdrawn their GTU Units need take no further action to accept the Offer. GTU Unitholders whose GTU Units are registered in their name and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the Original Offer and Circular (printed on YELLOW paper) or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their GTU Units and all other required documents, with Kingsdale Shareholder Services (in its capacity as depositary, the "Depositary") at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, "Manner of Acceptance — Letter of Transmittal"). Alternatively, registered GTU Unitholders may accept the Offer by following the procedures for book-entry transfer of GTU Units set out in Section 3 of the Original Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer". GTU Unitholders who hold their GTU Units with an investment advisor, stockbroker, bank, trust company or other nominee ("Beneficial GTU Unitholders") will not receive a Letter of Transmittal, and should follow the instructions set out by such nominee to deposit their GTU Units.

Beneficial GTU Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such GTU Units under the Offer. Nominees will likely establish deposit cut-off times that are up to 48 hours prior to the Expiry Time. GTU Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

GTU Unitholders will not be required to pay any fee or commission to the Offeror if they accept the Offer by depositing their GTU Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a GTU Unitholder holds GTU Units may charge a fee to deposit any such GTU Units on behalf of the GTU Unitholder. GTU Unitholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (in its capacity as information agent, the "Information Agent"), who can be contacted at 1-888-518-6805 (toll free in North America) or at 1-416-867-2272 (outside of North America) or by e-mail at contactus@kingsdaleshareholder.com or at the address indicated on the last page of the Circular and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal, or any documents incorporated by reference or otherwise related to the Offer and Circular, may be obtained, without charge, upon request from the Depositary and Information Agent at its offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators' website at www.sedar.com and on EDGAR at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference herein unless otherwise expressly indicated herein. GTU Unitholders may also contact the Information Agent should they wish to obtain an indicative NAV to NAV Exchange Ratio. If GTU Unitholders contact the Information Agent prior to 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain an indicative NAV to NAV Exchange Ratio as if such was calculated as of the previous business day. If GTU Unitholders contact the Information Agent after 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain the NAV to NAV Exchange Ratio as if such was calculated as of that day.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Extension and Variation or the Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

An investment in PHYS Units is subject to certain risks. In assessing the Offer, GTU Unitholders should carefully consider the risks described in Section 23 of the Original Circular, "Risk Factors".

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable law. Information in the Offer and Circular related to GTU has been compiled from public sources — see "INFORMATION CONCERNING GTU" in the Original Offer and Circular.

Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of U.S. companies. In addition, the Offer is being made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Accordingly, the Offer and Circular and certain information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

GTU Unitholders in the United States should be aware that the disposition of GTU Units and acquisition of PHYS Units by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors.

The enforcement by GTU Unitholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, the Manager, Sprott Asset Management GP Inc. ("SAM GP Inc."), Sprott Asset Management Gold Bid GP Inc. ("SAM Gold Bid GP"), Sprott Physical Gold Trust and GTU is organized under and governed by the laws of Canada or a province thereof, that the directors and officers of SAM GP Inc. and SAM Gold Bid GP and the trustees of each of Sprott Physical Gold Trust and GTU may be residents of jurisdictions other than the United States, that the experts named in the Original Circular may be residents of jurisdictions other than the United States and that all or a substantial portion of the assets of each of the Offeror, the Manager, SAM GP Inc., SAM Gold Bid GP, Sprott Physical Gold Trust, GTU and such other said persons may be located outside the United States.

THE PHYS UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES

The Offer is subject to Section 14(d) of the U.S. Securities Exchange Act of 1934 (the "U.S. Exchange Act"), Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated by the SEC thereunder.

Sprott Physical Gold Trust has filed with the SEC a registration statement on Form F-10 (the "Registration Statement"), which includes the Offer and Circular, a tender offer statement on a Schedule TO (the "Tender Offer Statement") and other documents and information. GTU UNITHOLDERS ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SPROTT PHYSICAL GOLD TRUST, GTU AND THE OFFER AND MERGER TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC's website, www.sec.gov.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        The Offer and Circular contains "forward looking statements" and "forward looking information" (collectively, "forward looking information") within the meaning of applicable Canadian and United States securities legislation. All information contained in the Offer and Circular, other than statements of current and historical fact, is forward looking information. Often, but not always, forward looking information can be identified by the use of words such as "plans", "expects", "scheduled", "estimates", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might" "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward looking information in the Offer and Circular (including this Notice of Extension) is qualified by this cautionary note.

        Forward looking information in the Offer and Circular includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for PHYS Units, the value of the PHYS Units received as consideration under the Offer, the outcome of GTU's application to the Ontario court and the Manager's cross-application, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to participate in the Offer, the purpose of the Offer, the completion of the Merger Transaction and any commitment to acquire GTU Units, and the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects.

        Forward looking information is not, and cannot be, a guarantee of future results or events. Forward looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward looking information.

        The material factors or assumptions that the Offeror identified and were applied by the Offeror in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to:

  •
  the accuracy of GTU's public disclosure;

  •
  the completion of the Offer and the Merger Transaction;

  •
  no significant and continuing adverse changes in general economic conditions or conditions in the financial markets;

  •
  no significant and continuing adverse changes in financial markets, including commodity prices and foreign exchange rates;

  •
  the timing and receipt of various governmental and stock exchange approvals; and

  •
  certain tax matters, including, but not limited to current tax laws and regulations.

        The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward looking information may include, but are not limited to, the following: the market value of the PHYS Units received as consideration under the Offer and the impact of the issuance of PHYS Units on the market price of the PHYS Units, the reduced trading liquidity of GTU Units not deposited under the Offer, any inaccuracy of GTU's public disclosure upon which the Offer is predicated, the failure to obtain the required approvals or clearances from government authorities and stock exchanges on a timely basis, as well as the risks discussed in Section 23 of the Original Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward looking information. Accordingly, you should not place undue reliance on forward looking information. The Offeror does not assume any obligation to update or revise any forward looking information after the date of this Notice of Extension and Variation or to explain any material difference between subsequent actual events and any forward looking information, except as required by applicable law.

INFORMATION CONCERNING GTU

        Except as otherwise expressly indicated herein, the information concerning GTU and GTU Units contained in the Offer and Circular has been taken from and is based solely upon GTU's public disclosure, including disclosure on file with the Canadian securities regulatory authorities. GTU has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of GTU and GTU Units contained in the Offer and Circular. Although the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning GTU taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP, SAM GP Inc. or any directors or officers of the Manager, SAM Gold Bid GP or SAM GP Inc. has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by GTU to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP or SAM GP Inc. The Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no means of verifying the accuracy or completeness of any of the information contained herein that is derived from GTU's public disclosure of documents or records or whether there has been any failure by GTU to disclose events that may have occurred or may affect the significance or accuracy of any information.

v

 NOTICE OF EXTENSION AND VARIATION

        This Notice of Extension and Variation supplements the Original Offer and Circular and the Letter of Transmittal pursuant to which the Offeror is offering to purchase all of the issued and outstanding GTU Units upon and subject to the terms and conditions set out in the Original Offer and Circular and the Letter of Transmittal, each as may be amended, varied and supplemented from time to time.

        Except as otherwise set forth in this Notice of Extension and Variation, the information, terms and conditions previously set forth in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects and this Notice of Extension and Variation should be read in conjunction with the Original Offer and Circular and the Letter of Transmittal, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Extension and Variation.

        All references to the "Offer" in the Original Offer and Circular, the Letter of Transmittal and this Notice of Extension and Variation mean the Original Offer as amended hereby and all references in such documents to the "Offer" and/or "Circular" mean the Original Offer and the Original Circular as amended hereby.

July 7, 2015

TO: THE HOLDERS OF UNITS OF CENTRAL GOLDTRUST

1.     Extension of the Offer

        By notice to the Depositary given on July 7, 2015, the Offeror has extended the time for deposits of GTU Units from 5:00 p.m. (Toronto time) on July 10, 2015 to 5:00 p.m. (Toronto time) on August 7, 2015. Accordingly, the definition of "Expiry Date" in the "Glossary" section of the Original Offer and Circular (found on page 77 thereof) is hereby deleted and replaced by the following:

      " "Expiry Date" means August 7, 2015, or such later date or dates to which the Offer may be extended from time to time by the Offeror in accordance with Section 5 of the Offer, "Extension, Variation or Change of the Offer."

        In addition, all references to: (a) "5:00 p.m. (Toronto time) on July 10, 2015" in the Original Offer and Circular are amended to refer to "5:00 p.m. (Toronto time) on August 7, 2015"; (b) "July 9, 2015" in the Original Offer and Circular are amended to refer to "August 6, 2015"; and (c) "July 8, 2015" in the Original Offer and Circular are amended to refer to "August 5, 2015".

2.     Other Amendments to the Original Offer and Circular

        In addition to the amendments to the Original Offer and Circular set out in Section 1 of this Notice of Extension and Variation, the Offeror has amended and restated certain portions of the Original Offer and Circular as follows:

  •
  The first sentence of the first paragraph under the heading "If I make the Exchange Offer Election or the Merger Election, when will I receive the consideration for my GTU Units? — Exchange Offer Electing GTU Unitholders" on page 6 of the Original Offer and Circular, and the first sentence of the first paragraph under the heading "If I make the Exchange Offer Election or the Merger Election, when will I receive the consideration for my GTU Units? — Merger Electing GTU Unitholders" on page 7 of the Original Offer and Circular are hereby amended to replace the phrase "as soon as practicable" with the word "promptly".

  •
  The first paragraph under the heading "Take-Up and Payment for Tendered GTU Units" on page 17 of the Original Offer and Circular is hereby deleted and replaced by:

      "If all the conditions of the Offer described in Section 4 of the Offer, "Conditions of the Offer", have been satisfied or waived by the Offeror at or prior to the Expiry Time, the Offeror will become obligated to take up Tendered GTU Units validly deposited under the Offer and not properly withdrawn promptly following the Expiry Time; and will pay for GTU Units taken up promptly thereafter, but in any event not later than three business days after taking up the Tendered GTU Units. By taking up Tendered GTU Units validly deposited under the Offer and not properly withdrawn promptly following the Expiry Time and paying for such Tendered GTU Units promptly thereafter, the Offeror will comply with the requirement under Canadian Securities Laws to take up such Tendered GTU Units within ten days following the Expiry Time and paying for such Tendered GTU Units within three business days following take-up thereof."

  •
  The following sentence is hereby added to the end of the first paragraph under the heading "Can the Expiry Time for the Offer be extended?" on page 6 of the Original Offer and Circular, to the end of the first paragraph under the heading "Time for Acceptance" on page 12 of the Original Offer and Circular, and to the end of the first paragraph under the heading "Time for Deposit" on pages 21 and 22 of the Original Offer and Circular:

      "There will be no subsequent offering period (as such term is used in Rule 14d-11 of the U.S. Exchange Act) following the Expiry Time."

  •
  The following sentence is hereby added to the end of the fifth paragraph under the heading "General" on page 24 of the Original Offer and Circular, and immediately following the first sentence of the fourth paragraph under the heading "Other Terms of the Offer" on page 36 of the Original Offer and Circular:

      "Nothing in the Offer and Circular or the Letter of Transmittal, each as amended, shall limit the jurisdiction of a court of competent jurisdiction as to all questions of, and challenges regarding, interpretation and application of the terms and conditions of the Offer and Circular and the Letter of Transmittal."

  •
  The sixth paragraph under the heading "Manner of Acceptance — General" on page 24 of the Original Offer and Circular is hereby deleted.

  •
  The second paragraph under the heading "Manner of Acceptance — Special Resolutions in connection with the Merger Transaction" on page 16 of the Original Offer and Circular, the third paragraph under the heading "Manner of Acceptance — Power of Attorney" on page 25 of the Original Offer and Circular and the first two paragraphs under the heading "Merger Transaction — Right to Withdraw GTU Units in Respect of Which a Merger Election Has Been Made" on page 55 of the Original Offer and Circular are each hereby deleted and replaced with:

      "The Offeror intends to use the Special Resolutions Power of Attorney at 4:58 p.m. (Toronto time) on the Expiry Date in order to pass the Special Resolutions."

  •
  The phrase "unless all of the following conditions are satisfied or waived by the Offeror (in its sole discretion) at or before the Expiry Time" in the first sentence of the first paragraph under the heading "Conditions of the Offer" on page 26 of the Original Offer and Circular is hereby deleted and replaced with:

      "unless all of the following conditions are waived by the Offeror (in its sole discretion) or satisfied at or before the Expiry Time".

  •
  The third sentence of the second paragraph under the heading "Conditions of the Offer" on page 29 of the Original Offer and Circular is hereby deleted and replaced with:

      "The Offeror may waive any of the foregoing conditions with respect to the Offer in its reasonable discretion, in whole or in part, at any time and from time to time, until the Expiry Time, without prejudice to any other rights that the Offeror may have."

  •
  The second paragraph under the heading "Extension, Variation or Change of the Offer" on pages 29 and 30 of the Original Offer and Circular is hereby deleted and replaced with:

      "Subject to the limitations hereafter described, the Offeror reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance (or at any other time if permitted by applicable Laws), to extend the Expiry Time or to vary the terms of the Offer by giving written notice (or other communication subsequently confirmed in writing, provided that such confirmation is not a condition of the effectiveness of the notice) of such extension or variation to the Depositary at its principal office in Toronto, Ontario, Canada and by causing the Depositary as soon as practicable thereafter to communicate such notice in the manner set forth under "Notices and Delivery" in Section 9 of the Offer, to any GTU Unitholders whose Deposited GTU Units have not been taken up prior to the extension or variation. The Offeror shall, promptly after giving notice of an extension or variation to the Depositary, make a public announcement of the extension or variation. The Offeror will promptly file with the SEC a copy of such public announcement as an exhibit to its tender offer statement on Schedule TO and to its registration statement on Form F-10. In addition, the Offeror will provide a copy of such notice to the TSX, NYSE MKT and the applicable Securities Regulatory Authorities. Any notice of extension or variation will be deemed to have been given and the Offer deemed to be extended or varied in accordance with such notice effective on the day on which it is delivered or otherwise communicated in writing to the Depositary at its principal office in Toronto, Ontario, Canada."

  •
  The following sentence is hereby added immediately following the first sentence of the fourth paragraph under the heading "Extension, Variation or Change of the Offer" on page 30 of the Original Offer and Circular:

      "The Offeror will also report any change in the information contained in the Offer or the Circular, as amended from time to time, by promptly filing with the SEC an amendment to its tender offer statement on Schedule TO and to its registration statement on Form F-10."

  •
  The first two paragraphs under the heading "Take-Up of and Payment for Tendered GTU Units" on page 31 of the Original Offer and Circular are hereby deleted and replaced with:

      "Upon the terms and subject to the conditions of the Offer (including the conditions specified in Section 4 of the Offer, "Conditions of the Offer"), the Offeror will take up Tendered GTU Units validly deposited under the Offer and not properly withdrawn promptly following the Expiry Time and will pay for GTU Units so taken up promptly thereafter, but in any event not later than three business days after taking up the Tendered GTU Units. The Offeror will be deemed to have taken up and accepted for payment Tendered GTU Units validly deposited and not properly withdrawn pursuant to the Offer if, as and when the Offeror gives written notice, or other communication confirmed in writing, to the Depositary at its offices in Toronto, Ontario, Canada to that effect. By taking up Tendered GTU Units validly deposited under the Offer and not properly withdrawn promptly following the Expiry Time and paying for such Tendered GTU Units promptly thereafter, the Offeror will comply with the requirement under Canadian law to take up such Tendered GTU Units within ten days following the Expiry Time and paying for such Tendered GTU Units within three business days following take-up thereof.

      Subject to applicable Law (including Rule 14e-1(c) of the U.S. Exchange Act, which requires an offeror to pay the offer consideration promptly upon expiration of the offer), the Offeror expressly reserves the right, in its sole discretion, at any time and from time to time, to delay taking up and paying for any GTU Units or to terminate the Offer and not take up or pay for any GTU Units pursuant to the Offer if any condition specified in Section 4 of the Offer, "Conditions of the Offer", is not satisfied or waived by the Offeror, by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario, Canada. Subject to applicable Law (including Rule 14e-1(c) of the U.S. Exchange Act, which requires an offeror to pay the offer consideration promptly upon expiration of the offer), the Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for GTU Units in order to comply, in whole or in part, with any applicable Law. The Offeror's current intention is to complete the Merger Transaction immediately following and conditional on take-up of and payment for Tendered GTU Units under the Offer. Accordingly, a delay in taking up and paying for any GTU Units may delay or impede the completion of the Merger Transaction."

  •
  The second paragraph under the heading "Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of the Canadian Securities Regulatory Regime for Investment Funds and Public Companies — PHYS Trust Agreement and GTU Declaration of Trust — Meetings of Unitholders" on page 54 of the Original Offer and Circular is hereby deleted and replaced with:

      "PHYS Unitholders holding PHYS Units representing in aggregate not less than 50% of the Net Asset Value of Sprott Physical Gold Trust may requisition a meeting of PHYS Unitholders by giving a written notice to the Manager or the PHYS Trustee setting out in detail the reason(s) for calling and holding such a meeting. Unless otherwise required under applicable Laws or stock exchange rules, Sprott Physical Gold Trust need only hold meetings of PHYS Unitholders as described in the previous sentence and is not required to hold annual or other periodic meetings and has not held a meeting of PHYS Unitholders since its inception in late 2009. GTU Unitholders holding at least 10% of the GTU Units may requisition the GTU Trustees to call a special meeting of GTU Unitholders by giving notice to the GTU Trustees setting out in detail the reason(s) for calling and holding such a meeting. Pursuant to the GTU Declaration of Trust, annual meetings of GTU Unitholders must be called on a day on or before June 30 in each year at which the business transacted is required to include the presentation of the audited financial statements of GTU for the immediately preceding fiscal year, the appointment of the GTU Trustees for the ensuing year by a resolution approved by a majority of the votes cast at such meeting of GTU Unitholders, the appointment of auditors for the ensuing year and authorizing the GTU Trustees to fix auditor remuneration."

  •
  The following sentences are hereby added to the end of the first paragraph under the heading "Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of the Canadian Securities Regulatory Regime for Investment Funds and Public Companies — Canadian Securities Regulatory Regime for Investment Funds and Public Companies" on page 54 of the Original Offer and Circular:

      "Investment funds are not required to have a governing board and instead must have a manager and an independent review committee, which are subject to prescribed criteria and disclosure obligations under applicable Canadian Securities Laws. Under such Securities Laws, a manager, in exercising its powers and discharging its duties related to the management of the investment fund, must (a) act honestly and in good faith, and in the best interests of the investment fund, and (b) exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Such requirement is substantially similar to the requirement of GTU Trustees under section 9.5 of the GTU Declaration of Trust. In addition, an investment fund's independent review committee must consist of at least three members and all members of the independent review committee must be independent, meaning that, among other things, such member has no material relationship with the manager, the investment fund, or an entity related to the manager. An investment fund's independent review committee is required to review certain matters, including any situation where a reasonable person would consider a manager, or an entity related to the manager, to have an interest that may conflict with the manager's ability to act in good faith and in the best interests of the investment fund."

  •
  The third sentence of the first paragraph on the cover page of the Original Offer and Circular, the second sentence of the first paragraph under the heading "What is the Offeror proposing? — Exchange Offer Election and Merger Election" on page 1 of the Original Offer and Circular, the first sentence of the fourth paragraph under the heading "What is the Offeror proposing? — Exchange Offer Election and Merger Election" on page 1 of the Original Offer and Circular, the second sentence of the first paragraph under the heading "The Offer and the Merger Transaction" on page 10 of the Original Offer and Circular, and the second sentence of the second paragraph under the heading "The Offer and the Merger Transaction — The Offer, the Exchange Offer Election and the Merger Election" on page 20 of the Original Offer and Circular are hereby amended to replace the phrase "for U.S. and Canadian income tax purposes" with "for Canadian income tax purposes, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes".

  •
  The second sentence of the first paragraph under the heading "What securities are being sought in the Offer?" on page 5 of the Original Offer and Circular is hereby deleted and replaced with:

      "The Offeror is also making available the Merger Election whereby GTU Unitholders will have the opportunity to exchange their GTU Units for such number of PHYS Units as is determined by the NAV to NAV Exchange Ratio on a tax-deferred basis for Canadian income tax purposes so as to defer the realization of any gain (or loss) for Canadian tax purposes, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes."

  •
  The first paragraph under the heading "The Offer and the Merger Transaction — The Merger Transaction" on page 20 of the Original Offer and Circular is hereby deleted and replaced with:

      "GTU Unitholders that elect the Merger Election can exchange their GTU Units for PHYS Units on a tax-deferred basis for Canadian income tax purposes so as to defer the realization of any gain (or loss) for Canadian income tax purposes, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes."

  •
  The first sentence of the first paragraph under the heading "Merger Transaction" on page 54 of the Original Offer and Circular is hereby deleted and replaced with:

      "If the Merger is completed, GTU Unitholders that make a Merger Election and Non-Depositing GTU Unitholders will receive PHYS Units in exchange for their GTU Units on a tax-deferred "roll-over" basis for Canadian income tax purposes pursuant to the mechanics of the Merger, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes."

  •
  The fourth sentence of the third paragraph under the heading "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of PHYS Units Received Pursuant to the Exchange Offer Election and the Merger Transaction — Taxation of U.S. Holders Making a Timely QEF Election" on page 68 of the Original Offer and Circular is hereby deleted and replaced with:

      "No income inclusion would be required if no gain is recognized by the Trust from such dispositions or deemed dispositions, and U.S. Holders who have made a QEF Election have not historically been required to include a material amount of gain from such dispositions or deemed dispositions in their income. The Trust believes it can manage the tax consequences of its redemption feature by specifically identifying higher tax basis gold bullion in satisfying any redemption requests. By specifically identifying high tax basis gold bullion, the Trust can minimize taxable gain, if any, to non-redeeming U.S. Holders."

3.     Time for Deposit

        The Offer is now open for deposits of GTU Units until 5:00 p.m. (Toronto time) on August 7, 2015, or such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 2 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. The Expiry Time may be subject to multiple extensions. If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto time) on the first business day after the previously scheduled expiration of the Offer and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

4.     Manner of Acceptance

        GTU Units may be deposited to the Offer in accordance with the provisions set forth in Section 3 of the Offer, "Manner of Acceptance".

5.     Take-up of and Payment for Tendered GTU Units

        The Offeror will take-up and pay for Tendered GTU Units validly deposited under the Offer and not promptly withdrawn in the manner set forth in Section 6 of the Offer, "Take-up of and Payment for Tendered GTU Units".

6.     Withdrawal of Deposited GTU Units

        GTU Unitholders have the right to withdraw GTU Units deposited under the Offer in the manner set forth in Section 8 of the Offer, "Withdrawal of Deposited GTU Units".

7.     Recent Developments

        On June 24, 2015, GTU announced that it had commenced a legal proceeding involving the Offeror, Sprott Physical Gold Trust and the Manager in the Ontario Superior Court seeking various declarations with respect to the Offer and certain purported amendments to the GTU Declaration of Trust, as well as an order enjoining the Offer. The Offeror, Sprott Physical Gold Trust and the Manager believe such legal proceeding is wholly without merit, are opposing it, and have issued a counter-application to, among other things, challenge the GTU Trustees' authority to make the purported amendments to the GTU Declaration of Trust. In connection with the legal proceeding, undertakings have been given that the Offeror, Sprott Physical Gold Trust and the Manager will not, pending the hearing of the application on July 29, 2015: (a) take-up or pay for any GTU Units deposited under the Offer; or (b) take any steps to exercise any rights or powers (including to vote) under the powers of attorney or proxies granted in connection with the deposit of GTU Units under the Offer.

8.     Consequential Amendments to the Original Offer and Circular and Letter of Transmittal

        The Original Offer and Circular and Letter of Transmittal shall be read together with this Notice of Extension and Variation and are hereby amended to the extent necessary in order to give effect to the amendments contemplated by, and the information contained in, this Notice of Extension and Variation.

        Except as otherwise set forth in or amended by this Notice of Extension and Variation, the terms and conditions of the Offer and the information in the Offer and Circular and the Letter of Transmittal continue to be applicable in all respects.

9.     Statutory Rights

        Securities legislation in the provinces and territories of Canada provides security holders of GTU with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. GTU Unitholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

10.   Approval

        The contents of the Offer and Circular have been approved and the sending thereof to GTU Unitholders has been authorized by the sole director of SAM Gold Bid GP, in its capacity as the general partner of the Offeror; and the board of directors of SAM GP Inc., in its capacity as the general partner of the Manager and in its capacity as the general partner of the manager of Sprott Physical Gold Trust.

 CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: July 7, 2015

SPROTT ASSET MANAGEMENT GOLD BID GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT GOLD BID LP

(Signed) JOHN WILSON President	(Signed) STEVEN ROSTOWSKY Director

 CERTIFICATE OF SPROTT ASSET MANAGEMENT LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: July 7, 2015

SPROTT ASSET MANAGEMENT GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT LP

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

 CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: July 7, 2015

SPROTT PHYSICAL GOLD TRUST
BY ITS MANAGER SPROTT ASSET MANAGEMENT LP
BY ITS GENERAL PARTNER, SPROTT ASSET MANAGEMENT GP INC.

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

By Mail	By Registered Mail, Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

QuickLinks

  Exhibit (a)(1)(xxv)
NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
INFORMATION CONCERNING GTU
NOTICE OF EXTENSION AND VARIATION
CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP
CERTIFICATE OF SPROTT ASSET MANAGEMENT LP
CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST